EXHIBIT 99.1 — JOINT FILING AGREEMENT
Pursuant to, and in accordance with, the requirements of Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, each party hereto hereby agrees to jointly file a Statement on Schedule 13G (including amendments thereto) with regard to the common stock of Wuhan General Group (China), Inc., a Nevada corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such joint filings.
In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of the date set forth below.

Date: April 25, 2011	NEWQUEST CAPITAL MANAGEMENT (CAYMAN) LIMITED

	By:	/s/ Darren C. Massara Name: Darren C. Massara
Title: Director

Date: April 25, 2011	NEWQUEST ASIA FUND I (G.P.) LTD.

	By:	/s/ Darren C. Massara Name: Darren C. Massara
Title: Director

Date: April 25, 2011	NEWQUEST ASIA FUND I, L.P.

	By:	NewQuest Asia Fund I (G.P.) Ltd.

	By:	/s/ Darren C. Massara Name: Darren C. Massara
Title: Director

Date: April 25, 2011	NEWQUEST ASIA INVESTMENTS LIMITED

	By:	/s/ Amit Gupta Name: Amit Gupta
Title: Director
Joint Filing Agreement